UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Directors

On March 7, 2024, the Board of Directors (the “Board”) of CoreCivic, Inc., a Maryland corporation (the “Company”), in accordance with the Company’s Eleventh Amended and Restated Bylaws, expanded the size of the Board from ten (10) directors to twelve (12) directors and appointed Catherine Hernandez-Blades (“Ms. Hernandez-Blades”) and Alexander R. Fischer (“Mr. Fischer”) to fill the vacancies created by such expansion, effective March 15, 2024 (the “Effective Date”). Each of Ms. Hernandez-Blades and Mr. Fischer will hold office from the Effective Date until the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), at which time each will be considered for election to the Company’s Board for a one-year term expiring in 2025.

The Board has determined that Ms. Hernandez-Blades and Mr. Fischer are independent within the meaning of the New York Stock Exchange listing standards as currently in effect. The Board expects to appoint Ms. Hernandez-Blades and Mr. Fischer to one or more committees at a later date.

Ms. Hernandez-Blades and Mr. Fischer will be compensated in accordance with the Company’s previously disclosed compensation programs for non-employee directors as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 28, 2023. Other than the foregoing compensation arrangements, there are no other arrangements or understandings between Ms. Hernandez-Blades or Mr. Fischer and any other persons pursuant to which Ms. Hernandez-Blades or Mr. Fischer was appointed as a director. Neither Ms. Hernandez-Blades nor Mr. Fischer is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Director Retirement

On March 7, 2024, Donna M. Alvarado (“Ms. Alvarado”), who has been a member of the Board since 2003, announced to the Board that she would retire from the Board, including her position as a member and chair of the Company’s Nominating and Governance Committee, as well as her position as a member of each of the Company’s Audit Committee and the Company’s Risk Committee, effective as of the 2024 Annual Meeting in accordance with the Company’s retirement policy. Ms. Alvarado will continue to serve on the Board in her current capacity until the 2024 Annual Meeting.

Ms. Alvarado’s decision to retire and not stand for re-election is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Subsequently, on March 7, 2024, the Board determined that, effective upon Ms. Alvarado’s retirement from the Board, the size of the Board will be reduced from twelve (12) to eleven (11) members.

A copy of the press release announcing the appointment of Ms. Hernandez-Blades and Mr. Fischer to the Board and Ms. Alvarado’s intention to retire from the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated March 7, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 8, 2024

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer